EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this information report on Form 8-K of Bright Mountain Media, Inc. of our report dated April 7, 2017, relating to the December 31, 2016 and 2015 financial statements of Daily Engage Media Group, LLC.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 25, 2017